DSI REALTY INCOME FUND IX
                     (A California Real Estate Limited Partnership)


CONSOLIDATED BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

                                       September 30,      December 31,
                                            1997             1996
ASSETS

CASH AND CASH EQUIVALENTS                $  622,496       $  549,578
PROPERTY                                  6,993,201        7,420,663
OTHER ASSETS                                 86,081           41,457

TOTAL                                    $7,701,778       $8,011,698

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  760,250       $  744,650

MINORITY INTEREST IN
  REAL ESTATE JOINT VENTURE                 330,062          366,841


PARTNERS' EQUITY:
     General Partners                       (71,326)         (68,439)
     Limited Partners                     6,682,792        6,968,646

  Total partners' equity                  6,611,466        6,900,207

TOTAL                                    $7,701,778       $8,011,698


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996


                                       September 30,    September 30,
                                           1997             1996


REVENUES:

Rental Income                            $  674,803       $  642,768
Interest                                      3,686            3,905
     Total revenues                         678,489          646,673

EXPENSES:

Operating Expenses                          377,896          342,650
General and administrative                   39,975           37,901
     Total expenses                         417,871          380,551

INCOME BEFORE MINORITY INTEREST
   IN INCOME OF REAL ESTATE
   JOINT VENTURE                            260,618          266,122

MINORITY INTEREST IN INCOME
   OF REAL ESTATE JOINT VENTURE              24,611           24,134

NET INCOME                               $  236,007       $  241,988


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  233,647       $  239,568
    General partners                          2,360            2,420

TOTAL                                    $  236,007       $  241,988

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     7.61       $     7.81


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996


                                         September 30,     September 30,
                                             1997              1996


REVENUES:

Rental Income                             $1,961,832        $1,851,556
Interest                                       9,905            12,299

Total revenues                             1,971,737         1,863,855

EXPENSES:

Operating Expenses                         1,095,325         1,038,281
General and administrative                   168,642           158,762

Total expenses                             1,263,967         1,197,043

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURE          707,770           666,812

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURE                     66,421            67,095

NET INCOME                                   641,349           599,717

AGGREGATE NET INCOME ALLOCATED TO:
Limited Partners                             634,936           593,720
General Partners                               6,413             5,997

TOTAL                                        641,349           599,717

NET INCOME PER LIMITED PARTNERSHIP UNIT        20.69             19.34

LIMITED PARTNERSHIP UNITS USED
IN PER UNIT CALCULATION                       30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).


CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                     GENERAL        LIMITED
                                     PARTNERS       PARTNERS       TOTAL

EQUITY AT DECEMBER 31, 1995           ($62,137)     $7,592,577   $7,530,440

NET INCOME                               5,997         593,720      599,717
DISTRIBUTIONS                           (9,300)       (920,790)    (930,090)

EQUITY AT SEPTEMBER 30, 1996          ($65,440)     $7,265,507   $7,200,067

EQUITY AT DECEMBER 31, 1996           ($68,439)     $6,968,646   $6,900,207

NET INCOME                               6,413         634,936      641,349
DISTRIBUTIONS                           (9,300)       (920,790)    (930,090)

EQUITY AT SEPTEMBER 30, 1997          ($71,326)     $6,682,792   $6,611,466


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                     September 30,      September 30,
                                         1997               1996

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 641,349          $ 599,717

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        440,811            440,814
     Distributions paid to
      	minority interest
       in real estate joint
      	venture in excess of
        earnings                          (36,779)          (33,256)

     Changes in assets and
      	liabilities:

     Increase in other assets            (44,624)           (27,113)
     Increase in liabilities              15,600                430
Net cash provided by
  operating activities                 1,016,357            980,592

CASH FLOWS FROM INVESTING ACTIVITIES -

     Purchase of property
       and equipment                     (13,349)            (6,230)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (930,090)          (930,090)

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                       72,918             44,272

CASH AND CASH EQUIVALENTS:

     At beginning of period              549,578            617,951
     At end of period                  $ 622,496          $ 662,223


See accompanying notes to consolidated financial statements(unaudited).


DSI REALTY INCOME FUND IX
(A California Real Estate Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund IX (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and Joseph W. Conway) and limited partners owning 30,693 limited partnership units.

The accompanying consolidated financial information as of September 30, 1997, and for the periods ended September 30, 1997 and 1996 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Monterey Park and Azusa, California; Everett, Washington; and Romeoville and Elgin, Illinois. The Partnership also owns a 70% interest in a mini-storage facility in Aurora, Colorado. As of September 30, 1997, the total cost and accumulated depreciation of the mini-storage facilities are as follows:

        Land                                 $  2,729,790
        Buildings and equipment                10,989,249
        Total                                  13,719,039
        Less: Accumulated Depreciation        ( 6,725,838)
        Property - Net                       $  6,993,201


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.